Exhibit 99.1

Faraday Future’s FX Brand Announces an Additional Significant Pre-Order for its FX
Super One MPV, Adding 300 Units in Another B2B Agreement

●	This marks the second bulk order for the FX Super One MPV (Multi-purpose vehicle) in a one-week span and signifies the strong market demand and momentum for the FX brand and its lineup of new vehicles.

●	A total number of 1,300 units through non-binding pre-orders marks the continuous breakthroughs of B2B co-creation ecosystem model.

●	Non-binding fleet pre-orders have now been completed in both the East Coast and West Coast markets signifying National interest in the FX vehicle lineup. Both non-refundable deposits have been received.

Los Angeles, CA (May 4, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it has added another binding pre-order agreement, which includes a non-binding reservation and a non-refundable $30,000 deposit for 300 units, to its growing business-to-business (B2B) co-creation ecosystem model. This order adds to the previously announced non-binding pre-order of 1,000 units to a New York City-based automotive dealership, which was announced last week.

The pre-order was placed by Sky Horse Auto LLC, which is a mobility solutions provider based in California. The non-refundable deposit, which has been paid and can be used toward the purchase of FX vehicles, secures priority delivery of up to 300 FX vehicles. This reservation reflects positive market feedback and acceptance on a national level in the U.S., including users on both coasts. Sky Horse will also become a co-creation partner, collaboratively delivering and sharing the unique value of the First Class AI-MPV experience.

The FX Super One MPVs pre-ordered by Sky Horse could be integrated into its expanding premium fleet, serving both leisure and business travelers seeking top-tier comfort and versatility. Sky Horse plans to deploy these vehicles primarily across key West Coast markets, including Orange County, Los Angeles, San Francisco, and Las Vegas, to enhance its luxury self-drive and chauffeur services. The FX’s cutting-edge design and multi-purpose capabilities align with Sky Horse’s strategy to offer an elevated driving experience to its discerning international clientele.

The FX Super One, an affordable mass market EV, is anticipated to have the first vehicles off the line by the end of 2025. Offering a spacious, meticulously crafted interior with high-end materials and advanced technology, FX Super One prioritizes passenger comfort with features such as reclining seats, ambient lighting, and premium entertainment systems. The electric powertrain ensures a smooth, quiet ride while delivering improved fuel efficiency and reduced emissions, aligning luxury with sustainability. The Company is targeting tens of thousands of FX vehicle sales within two years of production, subject to securing the necessary agreements and funding.

“Securing another B2B reservation order in another geographic region in a matter of weeks is a clear indication that we’re addressing an unmet need in today’s AIEV MPV market,” said YT Jia, Founder and Co-Global CEO of Faraday Future. “Sky Horse is a young and growing mobility solutions provider that we are eager to support. We are both proud and excited to assist them with helping them grow their fleet and business with cutting edge and innovative vehicles that will serve their clientele with the utmost in comfort, innovation, technology, performance and with the quality and reliability they have come to expect with their entire fleet.”

Sky Horse believes the FX Super One MPV represents a significant leap forward in the evolution of luxury electric mobility. “We are excited to be among the first to introduce the FX Super One MPV to our markets,” said Stephen Kuo, CEO of Sky Horse. “Our international customers are increasingly demanding high-end, sustainable mobility solutions, and the FX delivers not only on performance and innovation but also on environmental responsibility. We are confident that integrating the FX into our fleet will set a new standard for luxury travel and position Sky Horse at the forefront of next-generation mobility.”

The FX Super One is anticipated to be unveiled in June of 2025, and expects to start collecting non-binding paid reservations thereafter. Development of the second and third potential FX models is also progressing. The FX brand strategy aims to seize what the Company has identified as "four blue ocean markets" in the U.S. AIEV market: range-extended vehicles, intelligent vehicles defined as mobile living spaces, and affordable AIEV’s priced between $20,000 to $40,000.

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI Tech Luxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV Company, but also a software-driven intelligent internet Company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem. FF remains dedicated to advancing electric vehicle technology to meet the evolving needs and preferences of users worldwide, driven by the pursuit of intelligent and AI-driven mobility.

ABOUT SKY HORSE

Founded in 2019, Sky Horse Auto LLC is a fast-growing mobility solutions provider based in California, specializing in premium car rental services and custom travel experiences for international travelers. Sky Horse has quickly expanded its fleet to over 100 vehicles across major U.S. cities including Los Angeles, San Francisco, and Las Vegas, and is recognized for its personalized service and commitment to safety and convenience. Sky Horse continues to redefine the car rental experience by integrating innovative technologies and premium vehicle offerings. More information can be found at https://www.skyhorseauto.com.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Super One MPV, the FX brand, the reservation by Sky Horse Auto LLC, the expansion of a fleet service by Sky Horse Auto LLC, and production and sales goals, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the number of vehicles that Sky Horse Auto LLC ultimately chooses to purchase from the Company, which may be as few as one; market demand for MPV rentals, particularly in Southern California; the Company’s ability to secure the necessary funding to execute on its AI, EREV and Faraday X (FX) strategies, each of which will be substantial; the Company’s ability to design and develop EREV technology; the Company’s ability to design and develop AI-based solutions; competition in the AI and EREV areas, where actual or potential competitors have or are likely to have substantial advantages relative to the Company, including but not limited to experience, expertise, funding, infrastructure and personnel; the ability of the Company to execute across multiple concurrent strategies, including the UAE, bridge strategy, or FX, EREV, AI, and US geographic expansion; the Company's ability to secure necessary agreements to license third-party range extender technology and/or license or produce FX vehicles in the U.S., the Middle East, or elsewhere, none of which have been secured; the Company's ability to homologate FX vehicles for sale in the U.S., the Middle East, or elsewhere; and the Company's ability to secure necessary permits at its Hanford, CA production facility; the potential impact of tariff policy; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company's ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company's control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company's operations in China; the success of the Company's remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company's ability to develop and protect its technologies; the Company's ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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